                                                                   Exhibit 10.25

                                                CONFIDENTIAL TREATMENT REQUESTED

                         CONTENT DEVELOPMENT AGREEMENT

         THIS CONTENT DEVELOPMENT AGREEMENT ("Agreement") is entered into as of the 15th day of June, 1999 by and between CenterWatch, Inc., a Massachusetts corporation ("CW"), a subsidiary of Medical Economics Company and AmericasDoctor.com, Inc. ("AD"), a Delaware corporation. AD and CW are sometimes referred to herein as the "Parties" and individually as a "Party." Capitalized terms shall have the meanings set forth for such terms in Article XIII hereof or as otherwise defined in this Agreement.

                  WHEREAS, AD is engaged in the business of operating an Internet site located at the URL HTTP://WWW.AMERICASDOCTOR.COM and on America Online ("AOL") (collectively the "AD Site");

                  WHEREAS, CW is engaged in the business of operating as Internet site located at the URL HTTP://WWW.CENTERWATCH.COM ("CW Site");

                  WHEREAS, CW maintains certain content and services on the CW Site, including a listing of clinical trials database ("Listing of Clinical Trials Database") and an e-mail notification service ("E-mail Notification Service");

                  WHEREAS, CW intends to gather certain data concerning clinical trial volunteers through the use of a Trials Volunteer Questionnaire (as defined herein) and to store such data in the Trial Volunteer Questionnaire Database (as defined herein); and

                  WHEREAS, AD desires to obtain a license to use the Trials Volunteer Questionnaire Database for the purposes set forth herein, and CW is willing to grant such a license to AD subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in contemplation of the foregoing recitals and in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                                    Article I
         E-MAIL NOTIFICATION SERVICE AND TRIALS VOLUNTEER QUESTIONNAIRE

1.1 Trials Volunteer Questionnaire. CW shall develop, with input from AD, a trials volunteer questionnaire (the "Trials Volunteer Questionnaire") for those Users who are interested in participating in a clinical trial. The Trials Volunteer Questionnaire shall include: (i) the User granting permission to AD, its agents and Affiliates to contact research organizations ("CRO's"), site management organizations ("SMO's") and pharmaceutical companies on the User's behalf, (ii) a description of the relationship between AD, CW, CROs, SMOs and pharmaceutical companies and (iii) subject to Section 4.6, the User granting permission to AD, its agents and Affiliates to use the information from the Trials Volunteer Questionnaire for purposes of marketing and selling other AD content, products and services. The information Users provide pursuant to this Section shall be stored in a database (the "Trials Volunteer

--------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

         Questionnaire Database") which shall reside on the CW Site. The Trials Volunteer Questionnaire shall reside on the CW Site.

1.2 Trials Volunteer Questionnaire Button. AD shall create a hyperlink to the Trials Volunteer Questionnaire from the home page of the AD Site, the navigation bar displayed on each page of the AD Site and at such other locations on the AD Site as the Parties may agree. CW shall create a hyperlink to the Trials Volunteer Questionnaire from the home page of the CW Site, the E-mail Notification Service page, the navigation bar displayed on each page of the CW Site and at such other locations on the CW Site as the Parties may agree.

1.3 Trials Volunteer Questionnaire Database. CW shall provide AD with daily access to the newly added User information to the Trials Volunteer Questionnaire Database. CW and AD shall cooperate in determining the manner and format in which such information shall be made available to AD.

1.4 Exclusive License. Subject to the terms and conditions contained in Sections 4.1 and 4.2, CW hereby grants AD an exclusive license during the term of this Agreement to use the Trials Volunteer Questionnaire Database for recruiting, organizing or screening of clinical trial candidates for CROs, SMOs, pharmaceutical companies and any other similar business and for any other purpose reasonably related thereto.

1.5 Limitation on the Use of the Database. CW shall not permit any Person, other than its agents or employees or an Affiliate or agents or employees of an Affiliate, to access or use the Trials Volunteer Questionnaire Database or any information contained therein for any purposes whatsoever, other than with the express written permission of AD. CW shall not enter into any contractual relationship with any other Person where CW permits, to its knowledge, such Person to use the Listing of Clinical Trials Database for purposes of recruiting clinical trial candidates for third Persons. During the term of this Agreement, CW shall, and shall cause its agents or employees or an Affiliate or agents or employees of an Affiliate, to refrain from using the User information to compete with the Trials Volunteer Questionnaire.

1.6 AD Hyperlink to E-mail Notification Service. CW shall permit AD to create, at its option, one or more hyperlinks from the AD Site or any site of an AD Affiliate to the CW Site. Any User information obtained as a result of a User accessing the E-mail Notification Service pursuant to the terms of this Section shall be governed by the terms and conditions contained in this Article I.

1.7 Gathering of Other User Information. Any User information from visitors to other sites on the Internet where such visitors are referred to the CW Site from other health related sites on the Internet concerning Persons that may be interested in participating in clinical trials shall be treated pursuant to the terms of this Article I as if such information had been obtained from a User on the CW Site.

                                   Article II
                   CONTENT DEVELOPMENT; ADDITIONAL OBLIGATIONS

2.1 CW Content. CW shall develop in a timely manner the content set forth below for display on the AD Site. CW hereby grants AD a fully paid non-exclusive license during the term of this Agreement to display the following content on the AD Site:

         (i) a summary of the ongoing clinical trials that are seeking clinical trial candidates with a hyperlink from the AD Site to the portion of the CW Site containing such clinical trial information;

         (ii) educational materials regarding volunteering for a clinical trial;

         (iii)    a glossary of terms applicable to clinical trials;

         (iv) a list of recently approved therapies organized by therapeutic area with a hyperlink from the AD Site to the CW Site; and

         (v) summaries of CW consumer newsletters and industry publication, including CW Weekly.

2.2 AD Editorial Rights. AD shall determine the location on the AD Site page where such CW content shall be displayed. AD and CW shall jointly edit the CW content for the AD Site. AD shall have the right to refuse to display any CW content in the event that such CW content does not conform with accepted advertising or promotional standards applicable to such CW content.

2.3 CW Obligations. CW shall use commercially reasonable efforts to introduce AD to senior executives and board members employed with CROs, pharmaceuticals companies and SMOs that are known to CW or its Affiliates.

2.4 AD Obligations. AD shall use commercially reasonable efforts to direct appropriate Users to the Trials Volunteer Questionnaire and the CW Site.

                                   Article III
                       LISTING OF CLINICAL TRIALS DATABASE

3.1 License and Limitations on the Use of the Listing of Clinical Trials Database. In the event that the listing of Clinical Trials Database is no longer generally available to the public, CW shall grant AD a fully paid license during the term of this Agreement the right to use the

         Listing of Clinical Trials Database and the information contained therein in a manner consistent with the purposes of this Agreement.

3.2 Listing of Information in the Database. AD shall use its commercially reasonable efforts to list clinical trials on behalf of third Persons in the Listing of Clinical Trials Database to the extent such clinical trials are not already included in the Listing of Clinical Trials Database, where AD becomes aware of any such listing. AD shall use commercially reasonable efforts to, subject to the terms herein, contract with certain Person concerning recruitment of clinical trial candidates and CW shall comply with the requests of any such Person that lists information in the Listing of Clinical Trials Databases for modifying the information listed in the Listing of Clinical Trials Database by such Person.

                                   Article IV
                                PAYMENTS; REPORTS

4.1 Fixed Maintenance Fee. AD shall pay CW an initial one time fee of [***] upon execution of this Agreement and a quarterly fee of [***] commencing on the date of this Agreement and continuing for the duration of this Agreement.

4.2 Fee Sharing Arrangement. During the six month period commencing from the date hereof, AD shall pay CW a fee as specified in Exhibit A.1 hereto based on a percentage of total fees that AD collects from the placement of Users into clinical trials or from selling a list of Users interested in clinical trials, in each case where such Users were originally from a listing in the Trials Volunteer Questionnaire Database. After such six month period, AD shall pay CW a fee as specified in Exhibit A.2 hereto based on a percentage of total fees that AD collects from the placement of Users into clinical trials or from selling a list of Users interested in clinical trials, in each case where such Users were originally from a listing in the Trials Volunteer Questionnaire Database.

4.3 Payment of Fee Sharing Arrangement. The fee specified in Section 4.2 shall be paid on a quarterly basis in the quarter immediately following the quarter during which such fees are collected by AD, to the extent that such fees are collected by AD from third Persons. Each such payment under Section 4.2 shall be accomplished by a report setting forth the revenues upon which such fees are based on and any other information related thereto as may be reasonably requested by CW.

4.4 Audit of Reports. AD shall maintain complete and accurate books and records sufficient to prepare reports as required by Section 4.3. CW shall have the right to cause such books and records to be examined and audited by an independent certified public accountant. Any such audit shall be performed on five (5) days' written notice, during normal business hours, no more frequently than once in a six month period and in such manner as to avoid unreasonable interference with normal business operation. If such examination reveals an underpayment the greater of which is $1,000 or 5% of the total payment due for any quarter, then AD shall pay the cost of such examination (otherwise CW shall pay the cost of such examination).

4.5 Excluded Users Information. In the event that AD gathers or retains any information directly from query fields resident on the AD Site or any other site (except for the CW Site), such User information shall be the exclusive property of AD and shall be excluded from the terms and conditions of this Agreement. During the term of this Agreement, AD shall not use such User information to compete with the Trials Volunteer Questionnaire.

4.6 Limitation on Use of Information by AD. AD shall use the information from the Trials Volunteer Questionnaire for (i) the purposes of recruiting, organizing or screening of clinical trial candidates for CROs, SMOs, pharmaceutical companies and for any other purpose reasonably related thereto or (ii) marketing and selling products and services offered on the AD Site. AD hereby agrees that it shall not sell to any third Person, other than an Affiliate, any specific User information obtained from CW except for the purposes of recruiting, organizing or screening of clinical trial candidates for CROs, SMOs, pharmaceutical companies or for any purpose reasonably related thereto or marketing and selling products and services offered on the AD Site.

                                    Article V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 CW Representations and Warranties. CW represents and warrants the following to AD as of the date hereof:

         (i) CW has sufficient rights to the information, content and databases described in this Agreement to permit CW to convey the licenses described herein to AD and for the Parties to perform the terms and conditions contained herein;

         (ii) to CW's knowledge, no actions contesting CW's rights in and to the databases described herein and the information incorporated therein have been taken by any other Person;

         (iii) to CW's knowledge, the licenses granted to AD pursuant to the terms herein do not infringe upon any copyright, trade name, trademark, service mark, or other right of any other Person;

         (iv) the CW Site has averaged approximately [***] Users per month, approximately [***] of such Users are Users that are not pharmaceutical industry professional;

         (v) the CW Site has averaged approximately [***] unique page views per month; and

         (vi) the execution and delivery of this Agreement does not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of CW's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which CW is a party or by which any of its assets are bound or affected.

5.2      CW Covenants. CW covenants to AD that on and after the date of this
         Agreement:

         (i) CW shall maintain the Listing of Clinical Trials Database indexed by disease category substantially as such database exists on the date hereof on the CW Site and with the functionality and User interactivity that such Listing of Clinical Trials Database demonstrates on the date hereof;

         (ii) CW shall use commercially reasonable efforts to ensure that the data contained in the Listing of Clinical Trials Database shall be accurate in all material respects and the listing of such data in such database shall be in material compliance with all applicable laws, regulations and standards promulgated by any governmental or non-governmental body;

         (iii) CW shall obtain IRB approval for each listing in the Listing of Clinical Trials database;

         (iv) CW shall use its reasonable before efforts to maintain and promote the Listing of Clinical Trials Database as the leading and comprehensive source of clinical trial information on the Internet;

         (v) CW shall maintain the E-mail Notification Service substantially as such service exists on the date hereof on the CW Site and with the functionality that such E-mail Notification Service demonstrates on the date hereof;

         (vi) CW shall use commercial reasonable efforts to gather volunteers for clinical trials by means of the E-mail Notification Service;

         (vii) CW shall routinely e-mail those Users that have subscribed to the E-mail Notification Service to suggest that such Users complete the Trials Volunteer Questionnaire and generally promise the clinical trial recruitment process to such Users. Such e-mail shall contain that information specified in Exhibit B;

         (viii) CW shall not permit any Person, other than an Affiliate of CW, to access the list of Users that subscribe to the E-mail Notification Service or any other information related thereto; and

         (ix) CW shall maintain the operation of the CW Site and the Clinical Trials Questionnaire Database, without material interruption of service of such site and database.

5.3 AD Representations and Warranties. AD represents and warrants the following to CW as of the date hereof that:

         (i) the execution and delivery of this Agreement does not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of AD's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which AD is a party or by which any of its assets are bound or affected;

         (ii) AD has a contractual relationship with AOL to be a tenant on the AOL site, the term of such agreement expires in June of 2001 unless renewed or terminated prior to such date; and

         (iii) For the month of May, 1999, the AD Site received at least 4,000,000 page views.

5.4 AD Covenants. AD covenants to CW that on and after the date of this Agreement that:

         (i) AD shall use commercial reasonable efforts to hire a sales staff of six or more sales persons within 12 months from the date hereof and whose responsibilities shall include the marketing of the clinical trial candidate recruitment services offered by AD from access to the Trials Volunteer Database;

         (ii) AD shall maintain the operation of the AD Site, without material interruption of service of such site; and

         (iii) Within 45 days from the date hereof, AD shall create those hyperlinks and buttons as depicted on Exhibit C directing Users to the CW Site and the Trials Volunteer Questionnaire Database. AD shall provide space on the AD Site to CW for use as a clinical trial resource area. This section as depicted on Exhibit C shall be live and accessible by Users on the AD Site.

5.5 AD Acknowledgements. AD hereby acknowledges that the Trials Volunteer Questionnaire Database, the E-mail Notification Service and the Listing of Clinical Trials Database are the exclusive property of CW and AD's rights to such databases and the information incorporated therein are limited to the terms and conditions of this Agreement.

5.6      Mutual Representations. Each Party represents to the other Party that:

         (i) it has the full power and authority to enter into, execute, deliver, and perform this Agreement;

         (ii) the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate and other actions of such Party; and

         (iii) this Agreement, when executed and delivered by such Party, shall be valid and a binding obligation of such Party, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

                                   Article VI
                             RELATIONSHIP OF PARTIES

6.1 No Joint Venture. Nothing contained in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties.

6.2 Independent Contractors. The Parties are and shall conduct themselves as independent contractors in the performance of this Agreement.

                                   Article VII
                   INDEMNIFICATION AND LIMITATION ON LIABILITY

7.1 Indemnity. Each Party agrees to indemnify and hold the other Party harmless from, and to reimburse such other Party for, any loss, cost, expense, damage, liability or claim (including without limitation, any attorney's fees and costs of investigation and defense) arising out of, based upon or resulting from (a) the inaccuracy of any representations or warranty of the indemnifying Party which is contained in this Agreement, or (b) the breach of or failure to perform any warranty or covenant made by the indemnifying Party which is contained in this Agreement.

7.2 Limitation on Damages. In no event, whether through arbitration or judicial proceeding, shall any Party be liable to the other Party for special, incidental, indirect or consequential damages of any kind or nature, even if advised of the possibility of such damages in advance.

                                  Article VIII
                              TERM AND TERMINATION

8.1 Term. Subject to Section 8.3, this Agreement shall terminate on the date 24 months from the date of this Agreement. This Agreement shall renew automatically without any further action by either Party for successive one year periods thereafter unless, 180 days prior to end of any term either Party notifies the other Party in writing of its intent to not renew this Agreement for an additional one year period. In addition, AD shall have the option to renew this Agreement at the end of the original term if AD shall have paid to CW at least [***] if fees during the first year of this Agreement and at least [***] during the second year of this Agreement, pursuant to the terms and conditions of Sections 4.1 and 4.2; provided, that AD may elect, at its option, to pay CW the difference between the amounts required to paid pursuant to the preceding clause and the amount of fees actually paid to CW.

8.2 Survival of Certain Terms. The provisions contained in Articles V, VII, IX, X, XII and XIII shall survive termination, expiration, or cancellation of this Agreement. AD shall be obligated to pay those fees set forth in Sections 4.1 and 4.2 that have accrued on or prior to the date of termination of this Agreement.

8.3 Termination. Upon the occurrence of any one of the following events, the Party specified below may elect to terminate this Agreement by notice to the other Party, such termination to take effect on the date of the notice unless otherwise advised by the Party giving the notice:

         (i) If either Party fails to comply with any material provision of this Agreement; provided, however, that the breaching Party first shall be given 30 days to remedy such breach;

         (ii) Upon the insolvency or bankruptcy of, or the filing of a petition for reorganization or liquidation under applicable bankruptcy or insolvency laws by or against, or an assignment for the benefit of creditors of, or the appointment of administrator, liquidator, trustee or receiver of, or any similar protective proceeding or act or event of bankruptcy with respect to one of the other Parties;

         (iii) If, on an annual basis, at least 20% of the Users listed in the Trials Volunteer Questionnaire Database do not complete the Trials Volunteer Questionnaire as a result of viewing such page from a hyperlink on the CW Site, then AD shall have the right to terminate this Agreement with 30 days prior written notice;

         (iv) If AD ceases to be a tenant or an AOL property, then CW shall have the right to terminate this Agreement with 30 days prior written notice; or

         (v) If CW fails to receive in excess of $[***] of fees pursuant to the terms of the Section 4.1 and an additional $[***] of fees pursuant to the terms of Section 4.2 by the first anniversary of the date of this Agreement (including those fees that AD is obligated to pay CW pursuant to Section 4.2 in the quarter following the end of such 12 month period), then either Party may terminate this Agreement with 30 days prior written notice to the other Party. On the first anniversary of this Agreement, AD may elect, at its option, to pay CW the difference between $[***] and the amount of fees actually paid to CW pursuant to Section 4.2 during such period. If AD elects to exercise its right pursuant to the preceding sentence, then CW shall not be allowed to terminate this Agreement pursuant to this Section 8.3(v).

8.4 Post Termination. In the event that this Agreement is terminated for any reason whatsoever, AD shall retain all rights to the User information obtained pursuant to Section 1.1 and CW hereby grants AD a fully paid license to the Trials Volunteer Questionnaire Database for a period of 6 months after the date of such termination and AD shall cease to use such information after such 6 month period.

                                   Article IX
                                     NOTICES

Any notice, demand, request, statement, or other writing required or permitted by this Agreement shall be deemed to have been sufficiently provided when personally delivered, sent by telecopy transmission, or dispatched by air courier, addressed as follows:

To AD:         AmericasDoctor.com, Inc.
               Attention: Dr. Scott Rifkin, Chief Executive Officer 11403 Cronridge Drive
               Suite 200
               Owings Mills, Maryland 21117
               (410) 581-1189(p)
               (410) 581-1571(f)

To CW:         CenterWatch, Inc.
               Attention:  Ken Getz, President
               581 Boylston Street, Suite 200
               Boston, MA  02116
               (617) 247-2327
               (617) 247-2535

                                    Article X
                          APPLICABLE LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, regardless of its place of negotiation, execution, or performance and regardless of any principles of conflict of laws or choice of law which would require the application of the laws of another jurisdiction. Any legal action or proceeding relating to this Agreement shall be initiated in any state or federal court in the State of Delaware. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

                                   Article XI
                              INTENTIONALLY OMITTED

                                   Article XII
                                  MISCELLANEOUS

12.1 Successors. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, and successors, permitted transferees, and permitted assignees.

12.2 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assignees and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assignees, any legal or equitable rights hereunder.

12.3 Assurances. Each Party agrees to perform all further acts and to execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

12.4 Counterparts.. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

12.5 Assignment. No Party shall assign or delegate this Agreement or any of its rights or obligations hereunder, other than to an Affiliate thereof, without the prior written consent of the other Party.

12.6 Unenforceable Terms. If any term, provision, covenant, or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Furthermore, upon the request of any Party, the Parties shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

12.7 Interpretation. Where the context requires, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

12.8 Headings. Headings are intended only for reference purposes and shall not be used to construe or limit any provision of this Agreement.

12.9 Entire Agreement. This Agreement constitutes the entire understanding of and agreement between the Parties and supersedes all prior representations, understandings, and agreements between the Parties and their Affiliates with respect to the subject matter hereof.

12.10 Amendments. This Agreement shall be subject at any time to amendment upon the agreement of the Parties. Such amendments shall be in writing, shall identify the provisions of this Agreement that are to be amended, and shall be signed by the Parties.

                                  Article XIII
                                   DEFINITIONS

In this Agreement, the following terms shall have the meanings set forth below:

         (i) "Affiliate" means, with respect to any specified Person, (i) any other Person which owns (directly or indirectly) individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) greater than 50% of Person of whom greater than 50% of the voting stock or other capital interest is owned by (directly or indirectly), individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) by such specified Person.

         (ii) "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires.

         (iii)    "User" shall mean any Person that views the AD Site or the CW
                  Site.

                                   Article XIV
                                 CONFIDENTIALITY

14.1 Generally. Each of the Parties agrees not to disclose, and cause each Party's officers, directors, employees, agents and Affiliates not to disclose, any terms of the transactions which are the subject of this Agreement (the "Proposed Transactions"), or to make any public statement regarding the Proposed Transactions; provided, however, that the Parties may prepare mutually agreed to statements concerning the Proposed Transactions and either Party may make those disclosures required by applicable law.

14.2 Confidentially Agreements. CW and AD shall conclude a confidentiality agreement in a form satisfactory to both Parties.


                         SIGNATURES FOLLOW ON NEXT PAGE

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.


CenterWatch, Inc.:                         AmericasDoctor.com, Inc.:


By: /s/ KENNETH A. GETZ                    By: /s/ SCOTT M. RIFKIN, M.D.
    -----------------------                    ----------------------------

Name:  KENNETH A. GETZ                     Name:  SCOTT M. RIFKIN, M.D.

Title: PRESIDENT AND CEO                  Title: PRESIDENT AND CEO

                                   EXHIBIT A.1

---------------------------------------------------------------------------------------
  Amount of fees that AD will pay to CW         Amount of fees collected by AD, as
    (expressed as a percentage of fees               described in Section 4.2
             collected by AD)
---------------------------------------------------------------------------------------
                  [***]%                    less than or equal to $[***] per year
---------------------------------------------------------------------------------------
                  [***]%                         greater than $[***] per year
---------------------------------------------------------------------------------------

                                   EXHIBIT A.2

        Fee sharing schedule for Users that complete the Trials Volunteer
                  Questionnaire from a hyperlink on the CW Site

---------------------------------------------------------------------------------------
  Amount of fees that AD will pay to CW         Amount of fees collected by AD, as
    (expressed as a percentage of fees               described in Section 4.2
             collected by AD)
---------------------------------------------------------------------------------------
                 [***]%                     less than or equal to $[***] per year
---------------------------------------------------------------------------------------
                 [***]%                          greater than $[***] per year
---------------------------------------------------------------------------------------

        Fee sharing schedule for Users that complete the Trials Volunteer
                  Questionnaire from a hyperlink on the AD Site

---------------------------------------------------------------------------------------
  Amount of fees that AD will pay to CW         Amount of fees collected by AD, as
    (expressed as a percentage of fees               described in Section 4.2
             collected by AD)
---------------------------------------------------------------------------------------
                 [***]%                     less than or equal to $[***] per year
---------------------------------------------------------------------------------------
                 [***]%                          greater than $[***] per year
---------------------------------------------------------------------------------------

                                    EXHIBIT B


CenterWatch.com is now offering in exclusive collaboration with AmericasDoctor.com an exciting new way for you to learn about and participate in clinical trials. Complete our brief trial volunteer questionnaire. Based on the information that you provide, pharmaceutical companies and organizations that specialize in conducting clinical research will actively contact you through AmericasDoctor.com for their upcoming studies. If you are selected to participate in a study, you may be paid for your participation in the study. For more information and to complete a questionnaire, click here.